UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 16, 2009

PHOENIX FOOTWEAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31309	15-0327010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106 Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including are code (760) 602-9688

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, the Compensation Committee of the Board of Directors of Phoenix Footwear Group, Inc. (the “Company”) approved a 2010 Cash Bonus Plan (“Bonus Plan”) for the Company’s executives, including its Chairman, Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”). The Bonus Plan provides performance criteria based upon meeting predetermined fiscal year 2010 operating income targets. If the Company’s operating income exceeds the minimum targets in the Bonus Plan, the participating executives may receive cash incentive bonus payments equal to a percentage of the executives’ eligible base salary.

With respect to the Named Executive Officers, once the minimum operating income is reached, the bonus percentage ranges of their eligible base salaries are as follows:

Chairman	0% to 30%
CEO	5% to 45%
CFO	3% to 20%

With respect to the other executives, specific to their position, the bonus percentage ranges are 4% to 35% of their eligible base salaries. If the Company’s operating income exceeds the highest target in the Bonus Plan, the participating executives may share in an additional cash incentive bonus pool equal to 12.5% of the incremental change in operating income over that of the highest target.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.
(Registrant)

Date: February 11, 2010	/s/ DENNIS T. NELSON
Dennis T. Nelson
Chief Financial Officer, Secretary and Treasurer